SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHAGNE ACT OF 1934

Sterling Group Ventures, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	72-1535634
(State of Incorporation)	(I.R.S. Employer Identification No.)

Suite 900, 789 West Pender Street, Vancouver, British Columbia, Canada, V6C 1H2

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [x]

Securities Act registration statement file number to which this form relates: No. 333-97187

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of Class)

______________________________________________________________________________

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission (File No. 333-97187) is incorporated by reference to this registration statement.

Item 2. Exhbits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-97187 on July 26, 2002. Such exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Bernard Pinsky regarding the legality of the Securities being registered.
10.1	Geological Report on the Bell Mineral Claims.
10.3	Option To Purchase and Royalty Agreement.
10.4	Trust Agreement.
23.1	Consent of Cordovano & Harvey, P.C., Certified Public Accountants.
23.2	Consent of Bernard Pinsky, Esq.
99.1	Subscription Agreement

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 3rd day of February, 2006.

Sterling Group Ventures, Inc.

By: /s/    "Richard Shao "
Richard Shao, President and
member of the Board of Directors